Exhibit 10.1.1
FORM OF INDEMNIFICATION AGREEMENT
     THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of            , 2007, by and between GLG Partners, Inc., a Delaware corporation (the “Company”), and [Name] (“Indemnitee”).
RECITALS
     WHEREAS, the Company recognizes that competent and experienced individuals are increasingly reluctant to serve or continue to serve as directors, officers, senior management or other Agents of corporations unless they are protected by comprehensive liability insurance or indemnification, or both, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;
     WHEREAS, Article B of the Company’s Amended and Restated Certificate of Incorporation requires the Company to indemnify its directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”), and the Amended Bylaws of the Company expressly provide that the indemnification provisions set forth therein are not exclusive, and contemplate that contracts may be entered into between the Company and its Agents with respect to indemnification;
     WHEREAS, the Company and its Subsidiaries operate in a regulated industry and in order to induce and encourage highly experienced and capable individuals to serve as officers, directors, senior management or other Agents of the Company, its Subsidiaries and certain other entities (including the funds managed by Subsidiaries) to take the business risks necessary for the success of the Company and to otherwise promote the desirable end that such persons will resist what they consider unjustifiable lawsuits and claims made against them in connection with good faith performance of their duties to the Company, its Subsidiaries and certain other entities (including the funds managed by Subsidiaries) secure in the knowledge that certain expenses, costs and liabilities incurred by them in their defense of such litigation will be borne by the Company and that they will receive the maximum protection against such risks and liabilities as may be afforded by law, the Board of Directors of the Company (the “Board”) has determined, after due consideration and investigation of the terms and provisions of this Agreement and the various other options available to the Company and Indemnitee in lieu hereof, that contractual indemnification as set forth herein is not only reasonable and prudent but necessary to promote and ensure the best interests of the Company and its stockholders;
     WHEREAS, the Company desires and has requested Indemnitee to serve or continue to serve as a director, officer, senior manager or other Agent of the Company; and
     WHEREAS, Indemnitee is willing to serve, continue to serve or provide additional service as a director, officer, senior manager or other Agent of the Company based on the expectation that he or she is furnished the indemnity provided for herein.
     NOW, THEREFORE, in consideration of the above premises and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

     Section 1. Definitions. As used in this Agreement:
     (a) “Acquisition Closing Date” means November 2, 2007.
     (b) “Agent” of the Company shall include any person who is or was a director, officer, employee or agent of the Company, a Subsidiary, a predecessor corporation of the Company or an Employee Benefit Plan, or is or was a person authorized by the Company to act for the Company as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, fund or other enterprise (including of Sage Summit Ltd. and Mount Garnet Limited, as general partners of Sage Summit LP and Lavender Heights Capital LP, respectively, and of Mount Granite Limited and Mount Garnet Limited, as managing members of Laurel Heights LLP and Lavender Heights LLP, respectively), at the request of, for the convenience of or to represent the interests of the Company or a Subsidiary.
     (c) “Applicable Threshold” means the greater of (i) 25% of the then Outstanding Voting Securities or (ii) the then Outstanding Voting Securities beneficially owned by the Principals (including by their respective families, Trusts, partnerships and charitable foundations controlled by any of the Principals), as the case may be.
     (d) “Bylaws” means the Bylaws of the Company, as amended.
     (e) “Certificate of Incorporation” means the certificate of incorporation of the Company, as amended.
     (f) A “Change in Control” shall be deemed to occur upon the earliest to occur after the date hereof of any of the following events:
     (i) Acquisition of Stock by Third Party. (i) the acquisition or ownership after the Acquisition Closing Date by any individual, entity or group (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act) (each, a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the combined voting power of the then Outstanding Voting Securities in excess of the Applicable Threshold; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary, (2) any acquisition pursuant to the exchange of Exchangeable Class B Ordinary Shares of FA Sub 2 Limited for shares of Stock or (3) any acquisition pursuant to a transaction that complies with clauses clauses (A), (B) and (C) of subsection (iii) of this paragraph (f).
     (ii) Change in Board of Directors. Individuals who, as of the Acquisition Closing Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to that date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the

Incumbent Board shall be considered as though such individual were a member of the Incumbent Board;
     (iii) Corporate Transactions. The consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Outstanding Voting Securities immediately prior to such Corporate Transaction, (B) no Person (excluding any employee benefit plan (or related trust) of the Company, a Subsidiary or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, the combined voting power of the then outstanding voting securities in excess of the greater of (x) 25% of the outstanding voting securities or (y) the number of outstanding voting securities beneficially owned by the Principals (including their respective families, Trusts, partnerships and charitable foundations controlled by any of the Principals), in each case, with respect to the corporation resulting from such Corporate Transaction, except to the extent that such ownership existed in the Company prior to the Corporate Transaction, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Corporate Transaction; or
     (iv) Liquidation. Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
     (g) “Company” shall include, without limitation and in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

     (h) “Disinterested Director” means a director of the Company who is not and was not a party to any Proceeding in respect of which indemnity is sought by Indemnitee.
     (i) “Employee Benefit Plan” means any employee benefit plan of the Company or any of its Subsidiaries for the benefit of their employees, service providers, non-employee directors and/or limited partners, including the GLG Equity Participation Plan, the GLG Limited Partner Profit Share Arrangement, the 2007 Restricted Stock Plan and the 2007 Long-Term Incentive Plan.
     (j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (k) “Expenses” shall be broadly and reasonably construed and shall include all direct and indirect costs actually and reasonably incurred of any type or nature whatsoever including, without limitation, (i) all attorneys’ fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses (including food and lodging expenses while traveling), duplicating costs, printing and binding costs, telephone charges, postage, delivery service, freight or other transportation fees and expenses and related disbursements and (ii) all other disbursements and out-of-pocket costs, actually and reasonably incurred by Indemnitee in connection with either the investigation, defense or appeal of a Proceeding (including, without limitation, the costs of any surety or other bond that may be required of Indemnitee pending the defense or appeal of a Proceeding) or establishing or enforcing a right to indemnification or advancement of expenses under this Agreement, the DCGL or otherwise. The term “Expenses” shall not include taxes except to the extent taxes are imposed in respect of payments otherwise made pursuant to this Agreement, in which case such Indemnitee’s Expenses shall include an amount not greater than the net taxes payable (taking into account any deductions, credits or other tax benefits available to such Indemnitee as a result of the Expenses in respect of which such payment is made and the payment of the taxes imposed in respect of such payment) (such amount, a “Gross-Up Payment”). Any Gross-Up Payment will be made to Indemnitee no later than the end of the calendar year following the year in which Indemnitee pays the related taxes that are being “grossed-up”.
     (l) “GLG Equity Participation Plan” means the plan established in March 2007 pursuant to which certain holders of direct or indirect limited partnership interests in GLG Partners LP and GLG Partners Services LP are entitled to receive in the aggregate 15% of the total consideration to be paid in the acquisition by the Company of GLG Partners LP and its affiliated entities.
     (m) “GLG Limited Partner Profit Share Arrangement” means the arrangement established in June 2006 pursuant to which certain individuals provide services to GLG Partners LP and/or GLG Partners Services LP as holders of direct or indirect limited partnership interests in GLG Partners LP and GLG Partners Services LP and are entitled to receive fixed, variable and/or discretionary profit share interests in the profits of GLG Partners LP and GLG Partners Services LP.

     (n) “Independent Counsel” means a law firm, member of a law firm, or attorney that is (i) experienced in matters of corporation law; (ii) neither presently is, nor in the past year has been, retained to represent: the Company, Indemnitee, any affiliate of the Company or any other party to the Proceeding giving rise to a claim for indemnification hereunder in any matter material to any such party; and (iii) would not, under the applicable standards of professional conduct then prevailing, have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
     (o) “Outstanding Voting Securities” means the outstanding voting securities of the Company entitled to vote generally in the election of directors.
     (p) “Principals” means Noam Gottesman, Pierre Lagrange and Emmanuel Roman.
     (q) “Proceeding” shall include any overtly threatened (in writing), pending or completed action, suit or proceeding, whether brought by or in the name of the Company or otherwise, and whether of a civil, criminal, administrative, regulatory, arbitral or investigative nature including, but not limited to, actions, suits, arbitrations, mediations, discovery requests, investigations (including internal investigations), formal or informal investigations by a government agency, or any other proceedings, in which Indemnitee may be or may have been involved as a party, a witness or otherwise, by reason of the fact that Indemnitee is or was an Agent of the Company, by reason of any action taken by him or her or of any inaction on his or her part while acting as an Agent whether or not he or she is serving in such capacity at the time any Expense is incurred for which indemnification or reimbursement can be provided under this Agreement; provided, however, that except with respect to an action to enforce the right to indemnification or advancement of expenses under this Agreement, the DGCL or otherwise or a right to D&O Insurance (as defined in Section 8), “Proceeding” shall not include any action, suit or proceeding instituted by or at the direction of Indemnitee, unless such action, suit or proceeding is or was authorized by the Board.
     (r) “Subsidiary” shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by the Company.
     (s) “Trust” means any trust of which any of the Principals is the settlor or of which any of the Principals and/or any of the members of their family are beneficiaries, including the Gottesman GLG Trust, the Lagrange GLG Trust and the Roman GLG Trust.
     (t) References to “other enterprises” shall include, without limitation, Employee Benefit Plans; references to “judgments” shall include, without limitation, any award of punitive damages; references to “fines” shall include, without limitation, any excise tax assessed with respect to any Employee Benefit Plan; and reference to “at the request of the Company or a Subsidiary” shall include any service as a director, officer, employee or agent with respect to any Employee Benefit Plan, its member, participants and/or beneficiaries.
     (u) Any person who serves an Agent with respect to any Employee Benefit Plan, its members, participants and/or beneficiaries and acts in good faith and in a manner he or she reasonably believes to be in the interest of the members, participants and/or beneficiaries of such Employee Benefit Plan, shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.
     Section 2. Indemnification and Contribution. The Company shall indemnify Indemnitee to the fullest extent permitted by Delaware law as in effect on the date hereof or as Delaware law may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Company to provide broader indemnification rights than Delaware law permitted the Company to provide before such amendment). Such indemnification shall include, without limitation, the following:
     (a) Indemnity in Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee was or is a party to or is threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the name of the Company to procure a judgment in its favor) by reason of the fact that he or she is or was an Agent of the Company or by reason of any action or inaction by him or her in any such capacity, against all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding; provided that such indemnification shall only be provided if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful.
     (b) Indemnity in Derivative Actions. The Company shall indemnify Indemnitee if Indemnitee was or is a party to or threatened to be made a party to or otherwise involved in (as a witness or otherwise) any Proceeding by or in the name of the Company to procure a judgment in its favor by reason of the fact that Indemnitee was or is an Agent of the Company or by reason of any action or inaction by him or her in any such capacity, against all Expenses actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding; provided that such indemnification shall only be provided if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; and provided, further, that no such indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company unless, and only to the extent that, the Delaware Court of Chancery or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses which the Delaware Court of Chancery or such other court shall deem proper.

     (c) Partial Indemnification. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, Indemnitee shall be indemnified against Expenses actually and reasonably incurred in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify and hold harmless Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Agreement and without limiting the foregoing, if any Proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Company, (iii) a plea of guilty or nolo contendere by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and (v) with respect to any criminal Proceeding, an adjudication that Indemnitee had reasonable cause to believe Indemnitee’s conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.
     If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines or amounts paid in settlement incurred by him in the investigation, defense, settlement or appeal of a Proceeding but not entitled, however, to indemnification for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.
     (d) Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, the Company will indemnify Indemnitee if and whenever he or she is a witness or is threatened to be made a witness to any Proceeding to which Indemnitee is not a party against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.
     (e) Additional Indemnification. Notwithstanding any limitation in clauses (a), (b) and (c) of this Section 2, the Company shall indemnify Indemnitee against all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) by reason of the fact that he or she is or was an Agent or by reason of anything done or not done by him or her in such capacity. The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 5 and 6) to be unlawful.

     (f) Consent to Settlement of Proceeding. The Company will not, without Indemnitee’s prior written consent (which will not be unreasonably withheld), settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Proceeding in respect of which indemnification may be sought hereunder (whether or not Indemnitee is a party thereto) unless such settlement, compromise, consent or termination includes a release of Indemnitee from any liabilities arising our of such Proceedings. The Company will not permit any such settlement, compromise, consent or termination to include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of Indemnitee, without Indemnitee’s prior written consent. Indemnitee will not, without the Company’s prior written consent (which will not be unreasonably withheld), settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Proceeding referred to herein.
     Section 3. Contribution.
     (a) To the fullest extent permissible under applicable law, if the indemnification rights provided for in this Agreement are unavailable to Indemnitee in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company, in lieu of indemnifying and holding harmless Indemnitee, shall contribute the amount of Expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and of Indemnitee, on the other, in connection with the events which resulted in such Expenses, judgments, fines, penalties and amounts paid in settlement, as well as any other relevant equitable considerations. The relative fault referred to above shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses, judgments, fines, penalties and amounts paid in settlement. The Company agrees that it would not be just and equitable if contribution pursuant to this subsection were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.
     (b) The Company hereby agrees to fully indemnify and hold harmless Indemnitee from any claims for contribution which may be brought by Agents of the Company other than Indemnitee who may be jointly liable with Indemnitee in respect of any Proceeding.
     Section 4. Advances of Expenses.
     (a) The Company shall pay all Expenses incurred by or on behalf of Indemnitee (or reasonably expected by Indemnitee to be incurred by or on behalf of Indemnitee within three months) in connection with any Proceeding to which Indemnitee is a party or is threatened to be made a party or in which Indemnitee is a witness, in either case by reason of the fact that Indemnitee is or was an Agent of the Company, in advance of the final disposition of such Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Expenses payable by the Company in advance shall include (i) Expenses incurred pursuing a Proceeding to enforce the right to indemnification or advancement of expenses under this Agreement, the DGCL or otherwise or a right to D&O Insurance, and (ii) Expenses incurred preparing and forwarding statements to the Company to support the advances claimed.
     No such Expenses shall be paid by the Company unless Indemnitee delivers a written undertaking to the Company to repay any and all such Expenses advanced to him or her if, and to the extent that, it shall ultimately be determined by a court of competent jurisdiction from which no appeal can be taken that Indemnitee is not entitled to be indemnified by the Company as authorized by this Agreement or otherwise. Any such repayment shall be made within 60 calendar days after the later of the conclusion of the corresponding Proceeding or such final determination that Indemnitee is not entitled to be so indemnified.
     The Company shall not impose on Indemnitee additional conditions to advancement or require from Indemnitee additional undertakings regarding repayment. The advances to be made hereunder shall be paid by the Company to or on behalf of Indemnitee within 30 calendar days following delivery of a written request therefor by Indemnitee to the Company. The request shall reasonably evidence the Expenses incurred (or expected to be incurred) by Indemnitee in connection therewith. The Indemnitee’s entitlement to advancement of Expenses shall include those incurred in connection with any Proceeding by Indemnitee seeking a determination, adjudication or award in arbitration pursuant to this Agreement.
     (b) In the event the Company shall be obligated to pay the Expenses of Indemnitee with respect to a Proceeding, as provided in this Agreement, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (i) Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding at Indemnitee’s expense and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized in writing by the Company, (B) counsel to the Company or Indemnitee shall have reasonably concluded that there may be a conflict of interest or position, or reasonably believes that a conflict is likely to arise, on any significant issue between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding within 10 days after the delivery of the Company’s written notice to Indemnitee of its election to assume such defense, then the Expenses of Indemnitee’s counsel shall be at the expense of the Company, except as otherwise expressly provided by this Agreement. The Company shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company or as to which counsel for the

Company or Indemnitee shall have reasonably made the conclusion provided for in clause (B) above.
     Section 5. Procedure for Indemnification.
     (a) Indemnitee shall, promptly after receipt by Indemnitee of notice of the commencement of or the threat of commencement of any Proceeding with respect to which indemnification under this Agreement is being claimed, notify the Company. The notice shall include documentation or information which is necessary for the determination of entitlement to indemnification and which is reasonably available to Indemnitee. Delay in so notifying the Company shall not constitute a waiver or release by Indemnitee or of any rights hereunder, except to the extent the Company does not otherwise have notice of such Proceedings and is prejudiced in its defense of such Proceeding as a result of such failure.
     (b) Any indemnification requested by Indemnitee under Section 2 hereof shall be made no later than 30 calendar days after receipt of the written request of Indemnitee, unless a determination is made within said 30-day period in accordance with Section 2 that Indemnitee is not entitled to indemnification by one of the following methods, which shall be at the election of Indemnitee: (i)  by a majority vote of Disinterested Directors, or (ii) in the event such a quorum is not obtainable or in the event of a Change in Control (other than a Change in Control that has been approved by a majority of the members of the Board who were directors immediately prior to such Change in Control), by Independent Counsel in a written opinion. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 30 calendar days after such determination.
     (c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5(b) above, the Independent Counsel shall be selected as provided in this Section 5(c). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 1(n) of this Agreement. If the Independent Counsel is selected by the Board, the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 1(n) of this Agreement. In either event, Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been received, deliver to the Company or Indemnitee, as the case may be, a written objection to such selection; provided, however, that that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1(n) of this Agreement, and such objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction from which no appeal can be taken has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 5(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court of Chancery for resolution of any objection which shall have been made by the Company or Indemnitee, as the case may be, to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Delaware Court of Chancery, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 5(b) above. Upon the delivery of its opinion pursuant to Section 5(b), Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
     The Company agrees to pay (a) the reasonable Expenses of the Independent Counsel and (b) all of the Expenses of Indemnitee in connection with any Proceeding necessary to select the Independent Counsel.
     (d) Notwithstanding a determination under Section 5(b) above that Indemnitee is not entitled to indemnification with respect to any specific Proceeding, Indemnitee shall have the right to apply to any court of competent jurisdiction in the State of Delaware for the purpose of enforcing Indemnitee’s right to indemnification and advances pursuant to this Agreement, which determination shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination under Section 5(b) that he or she is not entitled to indemnification or advances. The burden of proving that indemnification or advances are not appropriate shall be on the Company. Neither the failure of the Company (including the Board or Independent Counsel) to have made a determination prior to the commencement of such action that indemnification or advances are proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including the Board or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create any presumption that Indemnitee has not met the applicable standard of conduct. The Expenses incurred by Indemnitee in connection with successfully establishing Indemnitee’s right to indemnification or advances, in whole or in part, in any such Proceeding or otherwise shall also be indemnified by the Company.
     (e) If an initial determination is made or deemed to have been made pursuant to the terms of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in the absence of (i) a specific finding (which has become final) by a court of competent jurisdiction from which no appeal can be taken that all or any part of such indemnification is prohibited by law or (ii) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with Indemnitee’s request for indemnification.

     (f) The Company shall pay interest to Indemnitee at the legal rate under Delaware law for amounts which the Company indemnifies or is obliged to indemnify for the period commencing with the date on which Indemnitee requests indemnification, contribution, reimbursement or advancement of any Expenses and ending with the date on which such payment is made to Indemnitee by the Company.
     Section 6. Presumptions and Effect of Certain Proceedings.
     (a) In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 5 of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.
     (b) If the person, persons or entity empowered or selected under Section 5 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 30 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a specific finding (which has become final) by a court of competent jurisdiction from which no appeal can be taken that all or any part of such indemnification is prohibited by law or (ii) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with Indemnitee’s request for indemnification, provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional 15 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.
     (c) The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, (except as otherwise expressly provided in this Agreement) of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.
     (d) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser or other expert selected by the Company. The provisions of this Section 6(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the

Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.
     (e) The knowledge and/or actions, or failure to act, of any other Agent of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.
     Section 7. Indemnity Hereunder Not Exclusive. The provisions for indemnification and advancement of Expenses contained in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, the Certificate of Incorporation or Bylaws, any vote of stockholders or disinterested directors, other agreements, insurance, or other financial arrangements or otherwise, both as to action in his or her official capacity and as to action in another capacity while occupying his or her position as an Agent of the Company; provided, however, that in the case of any conflict between this Agreement, any provision of law, the Certificate of Incorporation or Bylaws, any vote of stockholders or disinterested directors, other agreements, insurance, or other financial arrangements or otherwise, then the conflict shall be resolved by applying the provisions in any of the foregoing that provide the broadest indemnification rights and most expeditious payment to Indemnitee. Indemnitee’s rights hereunder shall continue after Indemnitee has ceased acting as an Agent of the Company and shall inure to the benefit of the heirs, devisees, executors, administrators and legal representatives of Indemnitee.
     Section 8. Insurance and Subrogation.
     (a) To the extent the Company maintains a policy or policies of insurance with reputable insurance companies providing the officers, directors and other Agents of the Company with coverage for liabilities arising out of their acts and/or omissions as Agents, or to ensure the Company’s performance of its indemnification obligations under this Agreement (collectively, “D&O Insurance”), Indemnitee shall be covered by such D&O Insurance in accordance with their terms to the maximum extent of the coverage available for any such officers, directors or other Agents under such D&O Insurance. If the Company has D&O Insurance in effect at the time the Company receives from Indemnitee any notice of the commencement of a Proceeding, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the D&O Insurance. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such D&O Insurance. If the Company does not have D&O Insurance in effect at any time, the Company shall purchase six years of tail insurance to cover Indemnitee.
     (b) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights for the Company, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

     (c) The Company reserves any rights to contribution it may have against any other Person against whom Indemnitee may also have rights of indemnity for Expenses with respect to Proceedings.
     Section 9. Limitation on Indemnification. Notwithstanding any other provision herein to the contrary, the Company shall not be obligated pursuant to this Agreement to indemnify Indemnitee for any Expenses incurred by Indemnitee:
     (a) for which payment has actually been received by or on behalf of Indemnitee under any D&O Insurance or other indemnity provision, except with respect to any excess beyond the amount actually received under any D&O Insurance, contract, agreement, other indemnity provision or otherwise; or
     (b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law.
     Section 10. Duration and Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent permitted by Delaware law from time to time. This Agreement shall continue so long as Indemnitee shall be subject to any possible Proceeding or able to incur any Expenses by reason of the fact that he or she is or was an Agent and shall be applicable to Proceedings commenced or continued after execution of this Agreement, whether arising from acts or omissions occurring before or after such execution.
     Section 11. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provisions held invalid, illegal or unenforceable.
     Section 12. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
     Section 13. Successor and Assigns. The terms of this Agreement (a) shall be binding upon the Company and its successors and assigns, including any acquiror of all or substantially all of the Company’s assets or business, any acquiror of more than 50% of the total voting power represented by the Company’s then Outstanding Voting Securities and any survivor of any merger or consolidation to which the Company is a party, provided that any such successor or assign shall expressly assume and agree to be bound by the terms of this Agreement, and (b) shall inure to the benefit of Indemnitee and his or her spouse, assigns, heirs, devisees, executors, administrators and other legal representatives.
     Section 14. Notices. All notices or other communications provided for by this Agreement shall be made in writing and shall be deemed properly delivered when (i) delivered personally or by messenger (including air courier), or (ii) by the mailing of such notice to the party entitled thereto, by registered or certified mail, postage prepaid to the parties at the following addresses (or to such other addresses designated in writing by one party to the other):

Company:	GLG Partners, Inc.
390 Park Avenue, 20th Floor
New York, NY 10022
Facsimile: (212) 224-7210
Attention: General Counsel

Indemnitee:	The name and address set forth
on the signature page hereof.

     Section 15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.
     Section 16. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any Proceeding which arises out of or relates to this Agreement and agree that any action instituted under or in connection with this Agreement shall be brought only in the state courts of the State of Delaware.
     Section 17. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but both of which together will constitute one and the same instrument.
     Section 18. Enforcement. The Company shall be precluded from asserting in any Proceeding that the procedures and presumptions (or exclusion of presumptions) under or of this Agreement are not valid, binding and enforceable. The Company agrees that its execution of this Agreement shall constitute a stipulation by which it shall be irrevocably bound in any court of competent jurisdiction in which a Proceeding by Indemnitee for enforcement of his or her rights hereunder shall have been commenced, continued or appealed, that its obligations set forth in this Agreement are unique and special, and that failure of the Company to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy Indemnitee may have at law or in equity with respect to breach of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Company of its obligations under this Agreement.

     Section 19. Headings. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
[Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

Company:

GLG Partners, Inc.

By:

Name:
Title:

Indemnitee:

Name:
Address:

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